UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2016 (November 30, 2016)

TWINLAB CONSOLIDATED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55181	46-3951742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2255 Glades Road, Suite 342W, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 443-5301

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2015, Twinlab Consolidated Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) disclosing that the Company and Twinlab Consolidation Corporation (“TCC”), a wholly-owned subsidiary of the Company, as co-tenants, entered into an Office Lease Agreement (the “Lease”) with First Central Tower, Limited Partnership (“Landlord”) for premises in the building located at 360 Central Avenue, St. Petersburg, Florida (the “Building”). The Company and TCC are collectively referred to herein as “Twinlab”.

On November 30, 2016, Landlord delivered to Twinlab the executed First Amendment to Lease Agreement, made as of November 18, 2016 (the “First Amendment”). Pursuant to the First Amendment, Landlord and Twinlab agreed to delay the Space Plan and Tenant Improvement (as such terms are defined in the Lease) process for the 6th floor of the Building to allow Twinlab the opportunity to obtain potential subtenant(s), assignees or retain occupancy for all or portions of the space leased by Twinlab. Accordingly, Landlord and Twinlab agreed that (i) the Rent Commencement Date (as defined in the Lease) for the 5th floor of the Building occurred on May 1, 2016; (ii) the First Expansion Premises Commencement Date (as defined in the Lease) is deemed to be October 1, 2016 and Twinlab’s obligation to pay Rent (as defined in the Lease) commenced on October 1, 2016 notwithstanding that Substantial Completion of Tenant Improvements (as defined in the Lease) to the 6th floor of the Building may not have occurred; (iii) commencement of the space planning period under the Lease and Landlord’s obligation to perform Tenant’s Improvements (as defined in the Lease) to the 6th floor of the Building, other than the Pre-Construction White Box Work (as defined in the First Amendment), is deferred until Twinlab notifies Landlord that Twinlab elects to commence the space plan period. Twinlab is entitled to certain Rent abatement for the Rent otherwise due for the 5th floor of the Building with certain exceptions, of up to thirty (30) days of Rent; (iv) upon giving of the notice described in clause (iii) above, all other provisions of the Lease with respect to the Tenant Improvements (as defined in the Lease) remain in effect and shall commence on the date that the Approved First Expansion Premises Space Plan(s) (as defined in the Lease) are established, provided, however, that Landlord is not obligated to commence performance of the Tenant Improvements to the 6th Floor of the Building or fund the Construction Allowance (as defined in the Lease) unless and until Landlord approves a Future Assignee or Future Subtenant (as defined in the First Amendment) or Twinlab informs Landlord that it intends to take occupancy of the 6th floor of the Building; (v) Landlord’s obligation to install the Internal Stairwell (as defined in the Lease) portion of the Tenant Improvements is deferred until Landlord approves a Future Assignee or Future Subtenant, provided, however, that Twinlab may elect not to install the Internal Stairwell and receive (x) an additional Construction Allowance (as defined in the Lease) of up to $50,000 or (y) a rent credit of $25,000; (vi) Landlord will perform certain pre-construction improvements to the 6th floor of the Building if Twinlab so desires, notwithstanding the other provisions of the First Amendment pertaining to improvements, utilizing up to $150,000 of the Construction Allowance; (vii) Landlord waives Twinlab’s obligation to comply with the Market Cap Test (as defined in the Lease) as a condition to Landlord’s obligation to deliver the 6th floor of the Building to Twinlab; (viii) payment of the Moving Allowance (as defined in the Lease) is deferred until such time as (x) Twinlab, (y) a Future Assignee and/or (z) a Future Subtenant, as the case may be, takes occupancy of the 5th floor and/or the 6th floor of the Building; and (ix) the parking charge waiver for the 5th floor of the Building is extended to August 31, 2017 and to April 30, 2017 for the 6th floor of the Building.

On November 30, 2016, Landlord also delivered its consent, dated as of December 1, 2016, to the Agreement of Sublease, dated as of December 1, 2016 (the “Sublease Agreement”), by and among the Company, TCC and Powerchord, Inc. (“Subtenant”). Pursuant to the Sublease Agreement, Subtenant sublet the entire 5th floor of the Building, constituting 15,296 square feet, from Twinlab (the “Subleased Space”). The term of the Sublease Agreement commences on February 1, 2017 and expires on June 30, 2022. Twinlab granted Subtenant an option to renew the Subleased Space for the period July 1, 2022 through April 29, 2027 (the “Renewal Term”).

Subtenant will pay Twinlab an aggregate of $2,005,186 over the term of the Sublease Agreement and its proportionate share of increases in the Building’s Operating Expenses (as such term is defined in the Lease) over the Building’s Operating Expenses incurred by Landlord during calendar year 2017. Subtenant will pay Twinlab an aggregate of $2,133,279 in the event Subtenant exercises its option for the Renewal Term and its proportionate share of increases in the Building’s Operating Expenses over the Building’s Operating Expenses incurred by Landlord during calendar year 2017.

Subtenant has delivered an irrevocable Letter of Credit (the “Letter of Credit”) to Twinlab in the amount of $100,000 to secure its performance under the Sublease Agreement. In the event Subtenant exercises its option for the Renewal Term, Subtenant must secure its performance under the renewed Sublease Agreement by delivering an amended Letter of Credit or a new letter of credit.

The foregoing description of the Lease is qualified in its entirety by reference to Exhibit 10.58 to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015 and filed with the SEC on May 14, 2015. The foregoing descriptions of the (i) First Amendment and (ii) Sublease Agreement are qualified in their entirety by reference to the full text of such documents, which documents are exhibits to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.58

Office Lease Agreement, dated April 7, 2015, by and between First Central Tower, Limited Partnership and Twinlab Consolidated Holdings, Inc. and Twinlab Consolidation Corporation, as Joint Tenants (filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015 filed with the SEC on May 14, 2015 and hereby incorporated by reference herein).

Exhibit 10.1	First Amendment to Lease Agreement, made as of November 18, 2016, by and between First Central Tower, Limited Partnership and Twinlab Consolidation Corporation and Twinlab Consolidated Holdings, Inc.

Exhibit 10.2	Agreement of Sublease, dated as of December 1, 2016, by and among Twinlab Consolidated Holdings, Inc. and Twinlab Consolidation Corporation and Powerchord, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2016	TWINLAB CONSOLIDATED HOLDINGS, INC.

	By:	/s/ William E. Stevens
William E. Stevens Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	First Amendment to Lease Agreement, made as of November 18, 2016, by and between First Central Tower, Limited Partnership and Twinlab Consolidation Corporation and Twinlab Consolidated Holdings, Inc.

Exhibit 10.2	Agreement of Sublease, dated as of December 1, 2016, by and among Twinlab Consolidated Holdings, Inc. and Twinlab Consolidation Corporation and Powerchord, Inc.